UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report: January 3, 2006

(Date of earliest event reported)

AMERIPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7111 Fairway Drive, Suite 400

Palm Beach Gardens, Florida 33418

(Address of Principal Executive Offices, Zip Code)

(561) 712-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2006, AmeriPath, Inc. (“AmeriPath”) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) among AmeriPath Holdings, Inc. (“Holdings”), AmeriPath, Specialty Laboratories, Inc. (“Specialty”) and Silver Acquisition Corp. (“Silver”). Pursuant to the Amendment, the parties thereto agreed to amend certain terms and provisions of that certain Agreement and Plan of Merger, dated as of September 29, 2005, among Holdings, AmeriPath, Specialty and Silver. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1 Amendment No. 1, dated as of January 3, 2006, to the Agreement and Plan of Merger, dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath, Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, and Silver Acquisition Corp., a California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2006	By:	/S/ DAVID L. REDMOND
	Name:	David L. Redmond
	Title:	Chief Financial Officer

Exhibit	Description
2.1	Amendment No. 1, dated as of January 3, 2006, to the Agreement and Plan of Merger, dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath, Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, and Silver Acquisition Corp., a California corporation.